Lexaria Closes First Tranche of Financing and Reports Results of AGM

KELOWNA, BC—March 29, 2016 - Lexaria Bioscience Corp. (OTCQB: LXRP) (CSE: LXX) (the "Company" or "Lexaria") announces it has closed the first tranche of the Convertible Debenture financing announced on February 18 for gross proceeds of US$45,000. The Debenture pays 10% simple interest per annum, with a 4 ½ year term. Investors, at their sole option, have the right to convert into equity at US$0.12 per share until August 31, 2016; at US$0.15 per share until August 31, 2017; at US$0.20 per share until August 31, 2018; at US$0.25 per share until August 31, 2019; and, at US$0.30 per share until August 31, 2020 (the “Debt Offering”).

No finder’s fees are payable on this tranche of the financing.

All issued shares will be subject to a hold period, for any resale into the USA under Rule 144, of six months and one day; and within Canada subject to a hold period of not less than 4 months and a day.

Proceeds of the financing will be used for general working capital and for administrative needs. The financing is subject to normal regulatory approvals.

Lexaria also announces the results of shareholder voting at the annual general meeting held on March 23, 2016.

For directors, voting was as follows:
Chris Bunka, For: 17,594,050 Withheld/Abstain: 1,897
Bal Bhullar, For: 17,566,633 Withheld/Abstain: 29,314
Ted McKechnie, For: 17,571,366 Withheld/Abstain: 24,581
Nicholas Baxter, For: 17,576,316 Withheld/Abstain: 19,631

Appointment of Auditor:
For: 24,234,026 Withheld/Abstain: 13,013

Change of Name to Lexaria Bioscience Corp:
For: 24,233,446 Against: 13,594 Withheld/Abstain: 0

Transact Other Business:
For: 21,522,938 Against: 2,724,099 Withheld/Abstain: 0

Lexaria thanks its shareholders for their overwhelming support and looks forward to a productive year to come.

The securities referred to herein will not be or have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

About Lexaria

Lexaria Bioscience is a food sciences company, with common shares quoted in the USA with symbol LXRP and in Canada with symbol LXX. The company searches for projects that could provide potential above-market returns.

To learn more about Lexaria Corp. visit www.lexariaenergy.com.

FOR FURTHER INFORMATION PLEASE CONTACT:
Lexaria Bioscience Corp.
Chris Bunka
Chairman & CEO
(250) 765-6424

FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Access to capital, or lack thereof, is a major risk and there is no assurance that the Company will be able to raise required working capital. Current oil and gas production rates may not be sustainable and targeted production rates may not occur. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition and other factors which may be identified from time to time in the Company's public announcements and filings. There is no assurance that the medical marijuana, CBD sector, or alternative health businesses will provide any benefit to Lexaria, or that the Company will experience any growth through participation in these sectors. There is no assurance that existing capital is sufficient for the Company's needs or that it will need to attempt to raise additional capital. There is no assurance that any planned corporate activity, business venture, or initiative will be pursued, or if pursued, will be successful. There is no assurance that any cannabinoid-based product will promote, assist, or maintain any beneficial human health conditions whatsoever. No statement herein has been evaluated by the Food and Drug Administration (FDA). ViPovaTM products are not intended to diagnose, treat, cure or prevent any disease.

The CNSX has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.